UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2016, ReachLocal, Inc. and the affiliates of VantagePoint Capital Partners (“VantagePoint”) that hold ReachLocal’s 4.00% Convertible Second Lien Subordinated Notes (the “Convertible Notes”), entered into an amendment to the Convertible Notes. The amendment provides that, except in certain circumstances, the convertibility of the Convertible Notes is limited such that conversion may not result in the holders collectively acquiring beneficial ownership of more than 1.9% of ReachLocal’s outstanding shares of common stock during any 12-month period.

VantagePoint and its affiliates beneficially own approximately 45% of ReachLocal’s common stock, and Alan Salzman, VantagePoint’s Chief Executive Officer and Managing Partner, is a member of ReachLocal’s Board of Directors.

The above description of the amendment is qualified in its entirety by reference to that agreement, a copy of which will be filed as an exhibit to ReachLocal’s next Annual Report on Form 10-K.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016	REACHLOCAL, INC.

	By:	/s/Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer